Item 30. Exhibit (g) iii. a. 10.

___________________________________________________________________________

NOTE: certain information enclosed within brackets

has been excluded from this exhibit because it is

both (i) not material and (ii) would likely cause

competitive harm to the registrant if publicly disclosed.

___________________________________________________________________________

AMENDMENT 29 to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

Effective April 1, 2005

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY and

MML BAY STATE LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

TAI Code: [_____]

Reinsurer Treaty ID: [_____]

Effective January 1, 2021 (the “Amendment Effective Date”), the Ceding Company’s retention is [_____]. The Ceding Company’s coverage [_____]. There is no change to the [_____].

Exhibit I: Reinsurer’s Assigned Pool Percentages and Exhibit II: Reinsurer’s Special Case Assigned Pool Percentages of the above-referenced Agreement will be replaced with the attached Exhibit I: Reinsurer’s Assigned Pool Percentages and Exhibit II: Reinsurer’s Special Case Assigned Pool Percentages.

All terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[_____]	Page 1 of 6

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both Parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	12/1/2021 | 4:18 PM EST
Chad Madore Head of Reinsurance Development

MML BAY STATE LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	12/1/2021 | 4:18 PM EST
Chad Madore Head of Reinsurance Development

C.M. LIFE INSURANCE COMPANY

By:	DocuSigned by Chad Madore [___]	Date	12/1/2021 | 4:18 PM EST
Chad Madore Head of Reinsurance Development

MUNICH AMERICAN REASSURANCE COMPANY

By:	DocuSigned by Jinnah Cox [___]	Date	11/27/2021 | 8:28 PM EST

Jinnah Cox 2nd VP& Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	DocuSigned by Glenn Beuschel [___]	Date	11/22/2021 | 3:32 PM EST
Glenn Beuschel AVP, Treaty

[_____]	Page 2 of 6

EXHIBIT I: Reinsurer’s Assigned Pool Percentages

Munich American Reassurance Company

Effective 1/1/2021

[_____] BUSINESS ONLY	Policy Period [___]		Policy Period [___]
Group/ Location	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Cession Code
[rows deleted]

[_____] BUSINESS ONLY	Policy Period [___]
Group/ Location	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Cession Code
[rows deleted]

[_____]	Page 3 of 6

EXHIBIT I (Continued)

[_____] BUSINESS ONLY All Business [___];and later
Group/ Location	Policy Period [___]	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Cession Code
[rows deleted]

[_____]	Page 4 of 6

EXHIBIT I (Continued)

[__] BUSINESS ONLY	[___]
Group/ Location	Ceding Company Retention Percentage Ages [___]; Ages [___]	Reinsurer Percentage NAR At this/each location	Cession Code
[rows deleted]
[__] BUSINESS ONLY
[rows deleted]
[__] BUSINESS ONLY
[rows deleted]

[_____]	Page 5 of 6

EXHIBIT II: Reinsurer’s Special Case Assigned Pool Percentages

Munich American Reassurance Company

Effective 1/1/2021

SPECIFIC GROUP POLICIES
Group/Location	Certificate Issue Dates	Reinsurer Percentage Effective Date	Ceding Company Retention Percentage	Reinsurer Percentage NAR at this location	Cession Code
[rows deleted]

[_____]	Page 6 of 6